POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, Each of (i) JLL Associates GP V (Patheon), Ltd., a Cayman Islands exempted company; (ii) JLL Associates V (Patheon) L.P., a Cayman Islands exempted limited partnership; (iii) JLL Partners Fund V (Patheon), L.P., a Cayman Islands exempted limited partnership; (iv) JLL Patheon Holdings, LLC, a Delaware limited liability company; (v) JLL Patheon Holdings, Coöperatief U.A., a cooperative formed under the laws of the Netherlands (each, an "Entity") and (vi) Daniel Agroskin, (vii) Michel Lagarde, (viii) Paul S. Levy, (ix) Nicholas O'Leary, (x) Alexander R. Castaldi, (xi) Eugene Hahn, (xii) Kevin T. Hammond, (xiii) Brett N. Milgrim, (xiv) Frank J. Rodriguez, (xv) Michael J. Schwartz and (xvi) Thomas S. Taylor (each an "Individual"), hereby constitutes, designates and appoints Steven J. Daniels, Megan A. Bombick and James G. Stanco of Skadden, Arps, Slate, Meagher & Flom LLP as such Entity or Individual's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for each of the Entities or Individuals and in the Entity’s or Individual's name, place and stead, in any and all capacities, to perform each and all of the following acts:

(1)              to prepare, execute and file with the U.S. Securities and Exchange Commission (the "SEC") Form 3, Form 4 and Form 5 and any successor forms adopted by the SEC, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder, and requisite documents in connection with such statements, respecting Patheon Inc. (the "Company") and receive on behalf of each of the undersigned any notice given to the undersigned in connection with the foregoing;

(2)              to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)              to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of these rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledge that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 6th day of July, 2012.

/s/ Daniel Agroskin
Daniel Agroskin

/s/ Michel Lagarde
Michel Lagarde

/s/ Paul S. Levy
Paul S. Levy

/s/ Nicholas O'Leary
Nicholas O'Leary

/s/ Alexander R. Castaldi
Alexander R. Castaldi

/s/ Eugene Hahn
Eugene Hahn

/s/ Kevin T. Hammond
Kevin T. Hammond

/s/ Brett N. Milgrim
Brett N. Milgrim

/s/ Frank J. Rodriguez
Frank J. Rodriguez

/s/ Michael J. Schwartz
Michael J. Schwartz

/s/ Thomas S. Taylor
Thomas S. Taylor

JLL ASSOCIATES GP V (PATHEON), LTD.

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

JLL ASSOCIATES V (PATHEON), L.P.

By:	JLL Associates GP V (Patheon), Ltd., its General Partner

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

JLL PARTNERS FUND V (PATHEON), L.P.

By:	JLL Associates V (Patheon), L.P., its General Partner

By:	JLL Associates GP V (Patheon), Ltd., its General Partner

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

JLL PATHEON HOLDINGS, LLC

By:	/s/ Daniel Agroskin
	Name:	Daniel Agroskin
	Title:	Sole Manager

JLL PATHEON HOLDINGS COÖPERATIEF U.A.

By:	/s/ Eveline van Dalen
	Name:	Eveline van Dalen
	Title:	Managing Director B

[Signature Page for Power of Attorney]